EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement Amendment No.1 to Form SB-2 on Form S-1 of MIV Therapeutics, Inc. of our report, dated September 23, 2005, relating to the consolidated statements of operations, cash flows and stockholders' deficiency for the period from January 20, 1999 (date of inception) to May 31, 2003.

Vancouver, Canada October 24, 2007	"Morgan & Company" Chartered Accountants